Exhibit 99.1

www.genpt.com

News Release

FOR IMMEDIATE RELEASE

Genuine Parts Company Advances Board Refreshment Program With

New Appointments to Support Ongoing Transformation

Appoints experienced executives Court Carruthers and Matt Carey to the Board of Directors

Company to continue its review of operational and strategic value creation initiatives

Plans to host Investor Day in 2026

Initiatives follow constructive engagement with Elliott Management

ATLANTA, GA September 4, 2025 – Genuine Parts Company (“GPC”) (NYSE: GPC), a leading global service provider of automotive and industrial parts and value-added solutions, today announced the following changes to its Board of Directors as part of its ongoing refreshment program:

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Appointments, effective September 4, 2025, of Courtney (“Court”) Carruthers, who previously served as President and CEO of TricorBraun, a B2B global packaging distributor, following various executive leadership roles at Grainger; and Matt Carey, who previously served as EVP, Customer Experience and Chief Information Officer at The Home Depot following technology leadership roles at eBay and Walmart, as independent directors to the Board.

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Robert (“Robin”) Charles Loudermilk, Jr. and John R. Holder, who served on the Board since 2010 and 2011, respectively, will retire from the Board on September 4, 2025. GPC’s board refreshment efforts over the past year have reduced the size of the board and strategically added financial, industry and operational expertise to replace six retiring directors.

The Board changes announced today are made in connection to a Cooperation Agreement with Elliott Investment Management, L.P. (“Elliott”), which includes an information-sharing agreement that will allow for an ongoing dialogue between Elliott and GPC.

“Court Carruthers and Matt Carey are experienced executives with highly relevant expertise and proven track records of operational and financial success. Each will be immediately additive to our Board, as we continue to execute our strategic plan and deliver enhanced value for GPC shareholders,” said Paul Donahue, Non-Executive Chairman of the Board. “On behalf of the entire Board, I want to extend my gratitude to Robin and John who have made meaningful contributions to GPC’s success as the longest serving directors on the GPC board. Today’s announcement and our ongoing refreshment efforts to bring new perspective and expertise to the Board further reflect our commitment to advancing GPC’s long-term growth objectives.”

Will Stengel, President and Chief Executive Officer, said, “This past year has been pivotal for GPC – we have moved with discipline and speed to advance our strategic initiatives despite a dynamic environment. We will continue to evaluate and pursue opportunities that enhance operational performance, improve profitability and unlock shareholder value. I am looking forward to working alongside our Board and new directors as we advance this important work.”

Elliott Partner, Marc Steinberg, said, “As one of GPC’s largest investors, we believe the new additions to the Board and the ongoing strategic and operational review represent critical steps toward ensuring that GPC reaches its full potential. We believe the company’s current share price does not reflect the true value of its automotive aftermarket and industrial distribution businesses, and that there is a clear path to creating substantial, long-term value at GPC. We look forward to continuing our constructive engagement with Will Stengel and the Board as GPC enters this next phase of value creation.”

The Cooperation Agreement, which includes certain customary standstill, voting and other provisions, will be filed by the company with the U.S. Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K.

Court Carruthers is a seasoned global executive and board leader with over 30 years of experience driving growth, transformation and operational excellence in industrial distribution and service businesses. He is the Vice Chair and former President and CEO of TricorBraun, a privately-held global packaging distributor. Mr. Carruthers previously served as Group President at Grainger, where he led a $9 billion Americas business spanning 15,000 team members across nine countries and oversaw the company’s global eCommerce platform. Mr. Carruthers currently serves on the boards of Ryerson, a global distributor and processor of industrial metals, and ExperiGreen Lawn Care. He previously served as a board member at US Foods and Foundation Building Materials. Mr. Carruthers holds a Bachelor of Commerce from University of Alberta in Edmonton, Canada; an MBA from Queen’s University in Kingston, Canada, a DBA from Pepperdine University in California; and is a Chartered Professional Accountant (Canada).

Matt Carey served as the Executive Vice President of Customer Experience of The Home Depot, Inc., a leading home improvement retailer, from 2022 until 2025, and previously served as Executive Vice President and Chief Information Officer of The Home Depot since 2008. Prior to The Home Depot, Mr. Carey served as the Senior Vice President and Chief Technology Officer at eBay Inc. He also held various positions with Wal-Mart Stores, Inc., with his final role as Senior Vice President and Chief Technology Officer. Mr. Carey has significant cybersecurity expertise through his current and prior positions as the chief technology officer of large retail companies. He also brings a strong understanding of artificial intelligence and emerging technologies and their impact on the customer’s experience. He currently serves as a board member at Chipotle and previously served as a director of Geeknet Inc. and TransUnion Corp. Mr. Carey received an Associate of Applied Science from Oklahoma State University-Okmulgee.

About Genuine Parts Company

Established in 1928, Genuine Parts Company is a leading global service provider of automotive and industrial replacement parts and value-added solutions. Our Automotive Parts Group operates across the U.S., Canada, Mexico, Australasia, France, the U.K., Ireland, Germany, Poland, the Netherlands, Belgium, Spain and Portugal, while our Industrial Parts Group serves customers in the U.S., Canada, Mexico and Australasia. We keep the world moving with a vast network of over 10,700 locations spanning 17 countries supported by more than 63,000 teammates. Learn more at genpt.com.

Forward-Looking Statements

Some statements in this release, as well as in other materials we file with the Securities and Exchange Commission (SEC), release to the public, or make available on our website, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements in the future tense and all statements accompanied by words such as “expect,” “likely,” “outlook,” “forecast,” “preliminary,” “would,” “could,” “should,” “position,” “will,” “project,” “intend,” “plan,” “on track,” “anticipate,” “to come,” “may,” “possible,” “assume,” or similar expressions are intended to identify such forward-looking statements. Forward-looking statements in this release include our expectations regarding our ability to execute our strategic priorities, advance our long-term growth objectives, and enhance our operational performance. Senior officers may also make verbal statements to analysts, investors, the media and others that are forward-looking.

We caution you that all forward-looking statements involve risks and uncertainties, and while we believe that our expectations for the future are reasonable in view of currently available information, you are cautioned not to place undue reliance on our forward-looking statements. Actual results or events may differ materially from those indicated as a result of various important factors. Such factors may include, among other things, changes in general economic conditions, including unemployment, inflation (including the direct and indirect impact of tariffs and other similar measures, as well as the potential impact of retaliatory tariffs and other similar actions) or deflation, financial institution disruptions and geopolitical conflicts such as the conflict between Russia and Ukraine, the conflict in the Gaza strip and other continuing unrest in the Middle East; volatility in oil prices; significant cost increases, such as rising fuel and freight expenses; public health emergencies, including the effects on the financial health of our business partners and customers, on supply chains and our suppliers, on vehicle miles driven as well as other metrics that affect our business, and on access to capital and liquidity provided by the financial and capital markets; our ability to maintain compliance with our debt covenants; our ability to successfully integrate acquired businesses into our operations and to realize the anticipated synergies and benefits; our ability to successfully implement our business initiatives in our two business segments; slowing demand for our products; the ability to maintain favorable supplier arrangements and relationships; changes in national and international legislation or government regulations or policies, including changes to import tariffs, environmental and social policy, infrastructure programs and privacy legislation, and their direct and indirect impact to us, our suppliers and customers; changes in tax policies, including those included in the One Big Beautiful Bill Act; volatile exchange rates; our ability to successfully attract and retain employees in the current labor market; uncertain credit markets and other macroeconomic conditions; competitive product, service and pricing pressures; failure or weakness in our disclosure controls and procedures and internal controls over financial reporting; the uncertainties and costs of litigation; disruptions caused by a failure or breach of our information systems, as well as other risks and uncertainties discussed in our Annual Report on Form 10-K for the year ended December 31, 2024, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 and from time to time in our subsequent filings with the SEC.

Forward-looking statements speak only as of the date they are made, and we undertake no duty to update any forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent Forms 10-K, 10-Q, 8-K and other reports filed with the SEC.

Investor Contact:	Media Contact:
Timothy Walsh, (678) 934-5349	Heather Ross, (678) 934-5220
Vice President - Investor Relations	Vice President - Global Strategic Communications

Source: Genuine Parts Company

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